Grand Premier Financial, Inc.                                                                                         EXHIBIT 12.1
Ratio of Earnings to Fixed Charges
(Pro Forma)


                                                          1995            1994            1993            3/96           3/95
                                                         ======          ======          ======          ======         ======
Earnings
     Net Income before taxes                             23,185          17,893          13,862           4,924          4,640

     Interest on debt                                     5,292           3,729           2,446           1,164          1,257

     Interest on deposits                                48,248          35,200          34,612          12,729         10,830
                                                         ------          ------          ------          ------         ------

          Total                                          76,725          56,822          50,920          18,817         16,727
                                                         ======          ======          ======          ======         ======

Fixed Charges and Preferred Stock Dividends
     Interest on Debt                                     5,292           3,729           2,446           1,164          1,257

     Interest on deposits                                48,248          35,200          34,612          12,729         10,830

     Preferred stock dividends                            1,106           1,205             592             277            277
                                                         ------          ------          ------          ------         ------
          Total                                          54,646          40,134          37,650          14,170         12,364
                                                         ======          ======          ======          ======         ======

Ratio of Earnings to Combined fixed charges
     and preferred stock dividends                         1.40            1.42            1.35            1.33           1.35
                                                         ======          ======          ======          ======         ======
